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                                                                      Exhibit 21

                       SUBSIDIARIES OF ARVINMERITOR, INC.

      The following lists the subsidiaries, direct and indirect, of ArvinMeritor, Inc. as of September 30, 2003, and their state or other jurisdiction of incorporation or organization:

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
NAME                                                              JURISDICTION
----                                                              ------------
ArvinMeritor, Inc.                                                Nevada
ArvinMeritor A&ET                                                 France
ArvinMeritor A&ET B.V.                                            The Netherlands
ArvinMeritor A&ET GmbH                                            Germany
ArvinMeritor A&ET, S.A.                                           Spain
ArvinMeritor A&ET SpA                                             Italy
ArvinMeritor A&ET Limited                                         England & Wales
ArvinMeritor A&E Technology GmbH                                  Germany
ArvinMeritor A and ET SA (Proprietary) Limited                    South Africa
ArvinMeritor B.V.                                                 The Netherlands
ArvinMeritor CV Aftermarket B.V.                                  The Netherlands
ArvinMeritor CV Aftermarket, S.A.                                 Spain
ArvinMeritor CV Aftermarket SAS                                   France
ArvinMeritor CV Aftermarket S.r.l.                                Italy
ArvinMeritor CV Aftermarket Limited                               England & Wales
ArvinMeritor CVS (Shanghai) Ltd.                                  China
ArvinMeritor GmbH                                                 Germany
ArvinMeritor LVS-Brussels                                         Belgium
ArvinMeritor LVS Espana, S.A.                                     Spain
ArvinMeritor LVS Liberec A.S.                                     Czech Republic
ArvinMeritor OE, LLC                                              Delaware
ArvinMeritor OE, LLC - UK Establishment                           England & Wales
ArvinMeritor OE, LLC  - Czech Branch                              Prague
ArvinMeritor OE, LLC - Oddzial w Polsce (Polish Branch)           Poland
ArvinMeritor OE, LLC - Spanish Branch                             Spain
ArvinMeritor Acquisition, Inc.                                    Delaware
ArvinMeritor Argentina S.A. (Arvin Meritor Argentina S.A.)        Argentina
ArvinMeritor Assembly, LLC                                        Delaware
ArvinMeritor Brake Holdings, Inc.                                 Delaware
ArvinMeritor Canada                                               Canada
ArvinMeritor Commercial Vehicle Aftermarket AG                    Zurich Canton, Switzerland
ArvinMeritor Commercial Vehicle Systems de Mexico, S.A. de C.V.   Mexico
ArvinMeritor Finance (Barbados) Inc.                              Barbados
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
ArvinMeritor Finance Canada Inc.                                  Canada
ArvinMeritor Finance France SAS                                   France
ArvinMeritor Finance Ireland                                      Ireland
ArvinMeritor Holdings SNC                                         France
ArvinMeritor Holdings s.r.l.                                      Italy
ArvinMeritor Holdings France SAS                                  France
ArvinMeritor Holdings France SNC                                  France
ArvinMeritor International Holdings, Inc.                         Delaware
ArvinMeritor Investment (Luxembourg) Limited                      England & Wales
ArvinMeritor Investment (Luxembourg) Limited - Dublin Branch      Ireland
ArvinMeritor Japan K.K.                                           Japan
ArvinMeritor Italiana S.p.A.                                      Italy
ArvinMeritor Light Vehicle Systems Sp.z o.o.                      Poland
ArvinMeritor Light Vehicle Systems (UK) Limited                   England & Wales
ArvinMeritor Light Vehicle Systems - France                       France
ArvinMeritor Light Vehicle Systems Korea Limited                  Korea, Republic of
ArvinMeritor Light Vehicle Systems (Shanghai) Co., Ltd.           China
ArvinMeritor Milano S.p.A.                                        Italy
ArvinMeritor Products Company                                     Delaware
ArvinMeritor Receivables Corporation                              Delaware
ArvinMeritor Sejong, L.L.C.                                       Delaware
ArvinMeritor Suspension Holdings, Inc.                            Delaware
ArvinMeritor Suspension Systems S.r.l.                            Italy
ArvinMeritor Technology, LLC                                      Delaware
ArvinMeritor (Thailand) Co., Ltd.                                 Thailand
Automotive Axles Limited                                          India
Delta Acquisition Corp.                                           Virginia
Dirona, S.A.                                                      Mexico
Ege Fren Sanayii ve Ticaret A.S.                                  Turkey
Euclid Industries, LLC                                            Delaware
Euclid Industries Canada Ltd.                                     Canada - Ontario
FleetWorks.Com, Inc.                                              Delaware
IAV                                                               Germany
MSS Holdings, Limited                                             Canada - Ontario
Managed Programs LLC                                              Delaware
Master Sistemas Automotivos Ltda.                                 Brazil
Meritor I Acquisition Corporation                                 Delaware
Meritor HVS AB                                                    Sweden
Meritor HVS (India) Ltd.                                          India
Meritor HVS Istanbul Irtibat Burosu                               Turkish branch of Italian Company (Meritor HVS
                                                                  Cameri-Istanbul Liaison office)
Meritor LVS, S.A. de C.V.                                         Mexico
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
Meritor LVS Zhenjiang Co. Ltd.                                    China, Peoples Republic of
Meritor LVS Zhenjiang (II) Co. Ltd.                               People's Republic of China
Meritor Automotive FSC Limited                                    Barbados
Meritor Automotive Canada Inc.                                    Canada
Meritor Automotive Export Limited                                 England & Wales
Meritor Automotive Limited                                        England  & Wales
Meritor Automotive Pension Trustees Limited                       England & Wales
Meritor Automotive (Proprietary) Limited                          South Africa
Meritor Cayman Islands, Ltd.                                      Cayman Islands
Meritor Clutch LLC                                                Delaware
Meritor do Brasil Ltda.                                           Brazil
Meritor Finance (Barbados) Limited                                Barbados
Meritor Finance Cayman Islands, Ltd.                              Cayman Islands
Meritor Finance Netherlands B.V.                                  The Netherlands
Meritor France                                                    France
Meritor Golde GmbH                                                Germany
Meritor Golde GmbH & Co. KG                                       Germany
Meritor Golde Portugal Sistemas de Estruturas e Carrocerias,      Portugal
Lda.
Meritor Heavy Vehicle Braking Systems (UK) Limited                England & Wales
Meritor Heavy Vehicle Braking Systems (U.S.A.), Inc.              Delaware
Meritor Heavy Vehicle Suspension Systems, Inc.                    Ohio
Meritor Heavy Vehicle Systems B.V.                                The Netherlands
Meritor Heavy Vehicle Systems, LLC                                Delaware
Meritor Heavy Vehicle Systems SAS                                 France
Meritor Heavy Vehicle Systems Australia Ltd.                      Australia - Victoria
Meritor Heavy Vehicle Systems Cameri SpA                          Italy - Novara
Meritor Heavy Vehicle Systems de Venezuela S.A.                   Venezuela
Meritor Heavy Vehicle Systems Espana S.A.                         Spain
Meritor Heavy Vehicle Systems (Ireland) Limited                   Irish Republic
Meritor Heavy Vehicle Systems Limited                             England & Wales
Meritor Heavy Vehicle Systems (Manufacturing) Limited             England & Wales
Meritor Heavy Vehicle Systems (Mexico), Inc.                      Delaware
Meritor Heavy Vehicle Systems (Singapore) Pte., Ltd.              Delaware
Meritor Heavy Vehicle Systems (Venezuela), Inc.                   Delaware
Meritor Heavy Vehicle Systems Verona S.r.l.                       Italy
Meritor Holdings, LLC                                             Delaware
Meritor Holdings Netherlands B.V.                                 The Netherlands
Meritor Huayang Vehicle Braking Company, Ltd.                     China
Meritor Light Vehicle Systems Argentina S.A.                      Argentina
Meritor Light Vehicle Systems Australia (Pty.) Limited            Australia - Victoria
Meritor Light Vehicle Systems India Private Limited               India
Meritor Light Vehicle Systems (Spain) Inc.                        Delaware
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
Meritor Light Vehicle Technology, LLC                             Delaware
Meritor Luxembourg S.a.r.l.                                       Luxembourg
Meritor Management Corp.                                          Delaware
Meritor Management Corporation - Czech Permanent Establishment    Czech Republic
Meritor Mexicana, S.A. de C.V.                                    Mexico
Meritor Mexicana Holdings, S.A. de C.V.                           Mexico
Meritor Netherlands B.V.                                          The Netherlands
Meritor Off-Highway (Korea), Ltd.                                 Korea
Meritor Participacoes Ltda.                                       Brazil
Meritor Suspension Systems Company, Inc.                          Delaware
Meritor Suspension Systems Company, U.S.                          Delaware
Meritor Suspension Systems Company (an Ontario general            Canada - Ontario
partnership)
Meritor Suspension Systems Company Limited                        England & Wales
Meritor Suspension Systems Exports Limited                        England & Wales
Meritor Suspension Systems Holdings UK Limited                    England & Wales
Meritor Technology, LLC                                           Delaware
Meritor Transmission Corporation                                  Delaware
Meritor WABCO Vehicle Control Systems                             Delaware
Nippon Bodei Sisutemuzu Kabushiki-Kaisha                          Japan
SIR SAS (Societe Industrielle de Rupt SAS)                        France
Servicios Corporativos ArvinMeritor, S.A. de C.V.                 Mexico
Super Diesel, S.A.                                                Mexico
Suspensys Sistemas Automotivos Ltda.                              Brazil
Tempered Tools Limited                                            England & Wales
Tyseley Estates Limited                                           England & Wales
Wilmot-Breeden (Holdings) Limited                                 England & Wales
Xuzhou Meritor Axles Co. Ltd.                                     China, Peoples Republic of
ZF Meritor LLC                                                    Delaware
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